UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2019

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2019, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”), the Board increased its size from eight to nine directors and elected Ellen D. Levy to the Board, to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified.  The Board has not yet appointed Dr. Levy to any Board committees.

Dr. Levy serves as Managing Director of Silicon Valley Connect, LLC, a management consulting company she founded. From 2008 to April 2012, Dr. Levy served in various roles at LinkedIn Corporation, a professional social networking internet service, including as Vice President of Strategic Initiatives from March 2010 to April 2012. Since August 2015, Dr. Levy has served on the board of directors of Instructure, Inc., a publicly traded educational technology company, including as a member of its Compensation and Nominating and Corporate Governance Committees. Dr. Levy holds a B.A. from the University of Michigan and an M.A. and Ph.D. in cognitive psychology from Stanford University.

The Board has determined that Dr. Levy is an independent director under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

In connection with her appointment, the Company entered into an indemnification agreement with Dr. Levy providing for the indemnification of and advancement of expenses to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of a director’s service to the Company.

Dr. Levy will receive the same fees for her service as the Company’s other independent directors, which fees were disclosed in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders.  Annual cash compensation and restricted stock award will be pro-rated from the date of Dr. Levy’s election to the Board.

On March 5, 2019, Cynthia A. Hallenbeck, a member of the Board, notified the Company that she will not stand for reelection to the Board at the Company’s 2019 annual meeting of stockholders to be held on May 16, 2019 (the “Annual Meeting”), and therefore her term will end at the conclusion of the Annual Meeting. Ms. Hallenbeck has confirmed that her decision to not stand for reelection is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.                          Regulation FD Disclosure.

A copy of the Company’s March 7, 2019 press release announcing the appointment of Dr. Levy is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                          Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: March 8, 2019	By:	/s/ Stephen P. Theobald
Executive Vice President and Chief Financial Officer